Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 11, 2012, except for the stock split described in Note 17(f) as to which the date is January 31, 2013, relating to the financial statements, which appears in Oramed Pharmaceuticals Inc.’s Registration Statement on Form S-1 (333-186375).

/s/ Kesselman & Kesselman

Kesselman & Kesselman
Certified Public Accountants (lsr.)
A member firm of PricewaterhouseCoopers International Limited

Tel Aviv, Israel
July 29, 2013